Exhibit 99.2

Falcon Capital Acquisition Corp. Announces Closing of $345 Million Initial Public Offering

NEW YORK, September 24, 2020 /PRNewswire/ -- Falcon Capital Acquisition Corp. (the "Company") announced today that it closed its initial public offering of 34,500,000 units at a price of $10.00 per unit, including 4,500,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full. The units are listed on The Nasdaq Capital Market ("Nasdaq") and began trading under the ticker symbol "FCACU" on September 22, 2020. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols "FCAC" and "FCACW," respectively.

Falcon Capital Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on media, digital media/consumer technology, interactive entertainment and related industries.

Goldman Sachs & Co. LLC acted as sole bookrunning manager of the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on September 21, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Falcon Capital Acquisition Corp.

Falcon Capital Acquisition Corp. is a newly incorporated blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to focus on businesses in the media, digital media/consumer technology, interactive entertainment and related industries which capitalize on its management team’s expertise. The Company’s management team is led by Alan G. Mnuchin, the founder and chief executive officer of Ariliam Group, and the Company has formed an investment partnership with EEP II Holdings, LLC, or Eagle Equity Partners, which is a founding investor in the Company’s sponsor. For more information about Falcon Capital Acquisition Corp., please visit www.falconequityinvestors.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact
Saif Rahman

info@ariliam.com

Media Contact
Gladstone Place Partners
Steven Lipin/Christina Stenson
Falcon@gladstoneplace.com